EXHIBIT 99.1

News Release

Contact: Corporate Communications

Houston: 713.324.5080

Email: corpcomm@coair.com

News archive: http://www.continental.com/news/ Address: P.O. Box 4607, Houston, TX 77210-4607

CONTINENTAL AIRLINES REPORTS OPERATIONAL

PERFORMANCE FOR THE FIRST TWO WEEKS OF OCTOBER

HOUSTON, Oct. 15, 2001 - For the first two weeks in October 2001, Continental Airlines (NYSE: CAL) today reported a 71.3 percent domestic and 56.3 percent international load factor for a systemwide load factor of 65.5 percent. The systemwide load factor is 13.2 points above the load factor reported for the last two weeks of September 2001 and 5.5 points below the 71.0 percent load factor reported for the comparable period in 2000. The domestic load factor is 1.3 points higher than the results for the same period last year, although on 18.9 percent less capacity.

Continental's on-time arrival rate was 84.0 percent for the first two weeks of October. Completion factor for the two weeks was 99.1 percent, with the carrier operating approximately 1,100 flights a day.

"Continental is continuing to see a growing increase in its load factors since the Sept. 11 attacks, especially on its domestic flights," said Gordon Bethune, Continental chairman and chief executive officer. "The positive load factor trend shows that customers have confidence in Continental and are returning to the skies for their travel needs."

During the first two weeks of October 2001, Continental flew 1.8 billion revenue passenger miles (RPMs) and 2.7 billion available seat miles (ASMs), resulting in a traffic decrease of 23.6 percent and a capacity decrease of 17.2 percent versus the corresponding two-week period in October 2000. Domestic traffic was 1.2 billion RPMs, down 17.4 percent from October 2000, and domestic capacity was 1.7 billion ASMs, down 18.9 percent from last year.

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OCT. 1-14 PERFORMANCE/PAGE 2

Low load factors and yields resulted in a decrease in estimated systemwide passenger revenue per available seat mile (RASM) of between 26 and 28 percent for the first two weeks of October 2001, as compared to the first two weeks of October 2000. During Sept. 17-30, 2001, RASM declined 38 percent, as compared to the same period in 2000.

Continental Express, a wholly owned subsidiary of Continental Airlines, reported a load factor of 62.3 percent for the first two weeks of October, 1.8 points above the comparable period last year. Continental Express flew 127.3 million RPMs and 204.2 million ASMs the first two weeks of October, resulting in a traffic increase of 4.5 percent and a capacity increase of 1.5 percent versus the same period in October 2000.

Weekly Statistics

The following table summarizes Continental's load factor over the past four weeks.

PRELIMINARY WEEKLY LOAD FACTOR AVERAGES
	Sept. 17-23	Sept. 24-30	Oct. 1-7	Oct. 8-14

PASSENGER LOAD FACTOR
Domestic	46.6 Percent	58.6 Percent	69.4 Percent	73.1 Percent
International	55.9 Percent	47.9 Percent	56.0 Percent	56.6 Percent
Total Jet	50.4 Percent	54.2 Percent	64.2 Percent	66.8 Percent
Cont'l. Express	39.0 Percent	53.4 Percent	60.4 Percent	64.3 Percent

PRELIMINARY RASM CHANGE

Oct. 1-14 2001 estimated year-over-year RASM change (26-28) Percent

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OCTOBER 1-14 PERFORMANCE/PAGE 3

PRELIMINARY TRAFFIC RESULTS
OCT 1-OCT 14	2001	2000	Change
REVENUE PASSENGER MILES (000)
Domestic	1,203,725	1,457,797	(17.4) Percent
International	595,441	897,408	(33.6) Percent
Total Jet	1,799,166	2,355,205	(23.6) Percent
Cont'l. Express	127,329	121,845	4.5 Percent

AVAILABLE SEAT MILES (000)
Domestic	1,688,978	2,081,575	(18.9) Percent
International	1,057,275	1,235,926	(14.5) Percent
Total Jet	2,746,253	3,317,501	(17.2) Percent
Cont'l. Express	204,249	201,323	1.5 Percent

PASSENGER LOAD FACTOR
Domestic	71.3 Percent	70.0 Percent	1.3 Points
International	56.3 Percent	72.6 Percent	(16.3) Points
Total Jet	65.5 Percent	71.0 Percent	(5.5) Points
Cont'l. Express	62.3 Percent	60.5 Percent	1.8 Points

CARGO REVENUE TON MILES (000)
Total	31,495	45,911	(31.4) Percent

OCT 1-OCT 7
PASSENGER LOAD FACTOR
Domestic	69.4 Percent	68.7 Percent	0.7 Points
International	56.0 Percent	73.4 Percent	(17.4) Points
Total Jet	64.2 Percent	70.5 Percent	(6.3) Points
Cont'l. Express	60.4 Percent	59.3 Percent	1.1 Points

OCT 8-OCT 14
PASSENGER LOAD FACTOR
Domestic	73.1 Percent	71.3 Percent	1.8 Points
International	56.6 Percent	71.8 Percent	(15.2) Points
Total Jet	66.8 Percent	71.5 Percent	(4.7) Points
Cont'l. Express	64.3 Percent	61.7 Percent	2.6 Points

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